Exhibit 10.4

COMPANY Name:	A-MAX TECHNOLOGY CO. LTD.
MS Agreement Number:	5131760124
Effective Date:	June 1, 2004
Expiration Date:	December 31, 2017

WINDOWS MEDIA FORMAT COMPONENTS DISTRIBUTION LICENSE

This WINDOWS MEDIA FORMAT COMPONENTS DISTRIBUTION LICENSE (“Agreement”) is entered into between Microsoft Licensing, GP (“MS”) and the company identified below (“COMPANY”) as of the Effective Date.

This Agreement consists of the following:

•	this Signature Page

•	Product and Royalty Schedule for Final Products and Interim Products for Embedded Systems

•	Product and Royalty Schedule for Final Products and Interim Products for PC Software

•	Interim Products and Final Product Tables

•	COMPANY Subsidiary Schedule

•	PDDRM Restrictions Schedule

•	Third Party Brand Names and Trademark Schedule

•	Addresses Schedule

•	General Terms and Conditions

By signing below, COMPANY represents and warrants that the information COMPANY provides below and on each of the attached forms is accurate, and that COMPANY has read and understood, and will act in accordance with, all of the terms set forth in the attached documents.

MICROSOFT LICENSING, GP	A-MAX TECHNOLOGY CO. LTD.

A general partnership organized under the laws of:	A company organized under the laws of:

The State of Nevada, U.S.A.	Hong Kong

By:	/s/ Brian Russell	By:	/s/ Diana Chan
	(signature)		(signature)

Name:	Brian Russell	Name:	Diana Chan
	(printed)		(printed)

Title:	OEM Accounting Manager	Title:	Vice President – Finance
	(printed)		(printed)

Date:	Jun 03, 2004	Date:	May 29, 2004

CONFIDENTIAL & PROPRIETARY

1/20/04 Windows Media Format Components Distribution License

Form 2.8.35

Document Tracking Number: 5131760124-8

PRODUCT AND ROYALTY SCHEDULE

Windows® Media Technology For Final Products and Interim Products

Embedded System Table†

Licensed Technology Component Name and Version	Royalty Per Unit for each Final Product Containing the Applicable Licensed Technology Component US$	Annual Fee for all Final Products Containing the Applicable Licensed Technology Component US$	Royalty Free* US$
1. Microsoft® Windows Media™ with Embedded Audio Decode Technology¤	$0.10 (F44-00034)	$400,000.00 (F44-00033)	$0.00 (F44-00035)

2. Microsoft® Windows Media™ with Embedded Audio Encode Technology¤	$0.20 (F44-00037)	$800,000.00 (F44-00036)	$0.00 (F44-00038)

3. Microsoft® Windows Media™ with Embedded Audio Decode and Encode Technology¤	$0.25 (F44-00108)	$1,000,000.00 (F44-00106)	$0.00 (F44-00107)

4. Microsoft® Windows Media™ with Embedded Video Decode Technology¤	$0.10 (F44-00040)	$400,000.00 (F44-00039)	$0.00 (F44-00041)

5. Microsoft® Windows Media™ with Embedded Video Encode Technology¤	$0.20 (F44-00043)	$800,000.00 (F44-00042)	$0.00 (F44-00044)

6. Microsoft® Windows Media™ with Embedded Video Decode and Encode¤	$0.25 (F44-00111)	$1,000,000.00 (F44-00109)	$0.00 (F44-00110)

7. Microsoft® Windows Media™ Embedded Network Read Technology	$0.25 (F44-00046)	$1,000,000.00 (F44-00045)	$0.00 (F44-00047)

8. Microsoft® Windows Media™ with Embedded HDCD® Technology	$0.10 (F44-00030)	$400,000.00 (F44-00057)	$0.00 (F44-00058)

9. Microsoft® Windows Media™ Embedded ASFRead Technology	$0.00 (F44-00096)	N/A	N/A

10. Microsoft® Windows Media™ Embedded ASFWrite Technology	$0.00 (F44-00105)	N/A	N/A

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

11. Microsoft® Windows Media™ Portable Device DRM Technology for Embedded Systems	$0.00 (F44-00112)	N/A	N/A

12. Microsoft® Windows Media™ with Embedded Pro And Lossless Audio Decode	$0.20 (F44-00074)	$800,000.00 (F44-00078)	$0.00 (F44-00070)

Numbers listed above in parenthesis are Licensed Technology Product Numbers.

Localized versions of the Licensed Technology components are licensed on an “if and as available” basis.

*	COMPANY shall use the applicable “Royalty Free” Licensed Technology Product Numbers listed in the fourth column above if, and only if, one of the following is true: (a) the Final Product is distributed by COMPANY under this Agreement between January 1, 2003 and December 31, 2003; (b) the Final Product was created by COMPANY using an Interim Product obtained from an Interim Product Provider who has executed a current and valid Microsoft Integrated Circuit OEM License Agreement for Embedded Windows Media Technology with an effective date prior to February 2, 2003 with MS and who is shipping and paying royalties for such Interim Products under such agreement; (c) the Final Product is an “Embedded” version designed to operate on an embedded version of Microsoft’s Windows operating systems; or (d) the product is an Interim Product. Additionally, COMPANY shall use the “Royalty Free” Licensed Technology Product Numbers listed in the fourth column above for the Microsoft Windows Media Video Decoder and/or Encoder technology portions of any Final Product distributed by COMPANY under this Agreement between January 1, 2004 and December 31, 2004; provided however that COMPANY shall use the applicable royalty bearing Licensed Technology Product Numbers for any other Microsoft Windows Media Technologies contained in such Final Products.
¤	These Licensed Technology Product Numbers contain the ASF Reader and/or ASF Writer components of the Licensed Technology and are subject to the requirements of this Agreement, including but not limited to Section 2(k)(v).
†	References above to “Embedded” versions of the Licensed Technology mean that the applicable Licensed Technology component is used in a manner other than as PC Software as defined on the Product and Royalty Schedule for Final Products and Interim Products for PC Software. “Embedded” versions of the Licensed Technology include, without limitation, uses of the Licensed Technology in low power devices (such as cellular phones, handheld Internet appliances, and personal digital assistants), closed systems for which limited-to-no third party software is available, video game consoles, computer servers, digital cameras and camcorders, set top boxes, routers and other networking devices, televisions, portable digital music players, and consumer electronic devices such as audio receivers and DVD players.

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

PRODUCT AND ROYALTY SCHEDULE

Window® Media Technology for Final Products and Interim Products

PC Software Table††

Licensed Technology Component Name and Version	Royalty Per Unit for each Final Product Containing the Applicable Licensed Technology Component US$	Annual Fee for all Final Products Containing the Applicable Licensed Technology Component US$	Royalty Free* US$
1. Microsoft® Windows Media™ Audio Decode Technology For PC Software¤	$0.10 (S10-00016)	$20,000.00 (S10-00024)	$0.00 (S10-00008)
2. Microsoft® Windows Media™ Audio Encode Technology For PC Software¤	$0.20 (S10-00015)	$200,000.00 (S10-00023)	$0.00 (S10-00007)
3. Microsoft® Windows Media™ Audio Decode and Encode Technology For PC Software¤	$0.25 (S10-00014)	$210,000.00 (S10-00022)	$0.00 (S10-00006)
4. Microsoft® Windows Media™ Video Decode Technology For PC Software¤	$0.10 (S10-00013)	$400,000.00 (S10-00021)	$0.00 (S10-00005)
5. Microsoft® Windows Media™ Video Encode Technology For PC Software¤	$0.20 (S10-00012)	$800,000.00 (S10-00020)	$0.00 (S10-00004)
6. Microsoft® Windows Media™ Video Decode and Encode For PC Software¤	$0.25 (S10-00011)	$1,000,000.00 (S10-00019)	$0.00 (S10-00003)
7. Microsoft® Windows Media™ Embedded Network Read Technology For PC Software	$0.25 (S10-00010)	$1,000,000.00 (S10-00018)	$0.00 (S10-00002)
8. Microsoft® Windows Media™ with Embedded HDCD® Technology For PC Software	$0.10 (S10-00009)	$400,000.00 (S10-00017)	$0.00 (S10-00001)
9. Microsoft® Windows Media™ Embedded ASFRead Technology	$0.00 (S10-00025)	N/A	N/A
10. Microsoft® Windows Media™ Embedded ASFWrite Technology	$0.00 (S10-00026)	N/A	N/A

11. Microsoft® Windows Media™ with Embedded Pro And Lossless Audio Decode	$0.20 (S10-00027)	$800,000.00 (S10-00029)	$0.00 (S10-00028)

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

Numbers listed above in parenthesis are Licensed Technology Product Numbers.

Localized versions of the Licensed Technology components are licensed on an “if and as available” basis.

*	COMPANY shall use the applicable “Royalty Free” Licensed Technology Product Numbers listed in the fourth column above if, and only if, one of the following is true; (a) the Final Product is distributed by COMPANY under this Agreement between January 1, 2003 and December 31, 2003;
(b) the Final Product was created by COMPANY using an Interim Product obtained from an Interim Product Provider who has executed a current and valid Microsoft Integrated Circuit OEM License Agreement for Embedded Windows Media Technology with an effective date prior to February 2, 2003 with MS and who is shipping and paying royalties for such Interim Products under such agreement; (c) the Final Product is a “PC Software” version designed to run solely on a version of Microsoft’s Windows operating systems; or (d) the product is an Interim Product. Additionally, COMPANY shall use the “Royalty Free” Licensed Technology Product Numbers listed in the fourth column above for the Microsoft Windows Media Video Decoder and/or Encoder technology portions of any Final Product distributed by COMPANY under this Agreement between January 1, 2004 and December 31, 2004; provided however that COMPANY shall use the applicable royalty bearing Licensed Technology Product Numbers for any other Microsoft Windows Media Technologies contained in such Final Products.
¤	These Licensed Technology Product Numbers contain the ASF Reader and/or ASF Writer components of the Licensed Technology and are subject to the requirements of this Agreement, including but not limited to Section 2(k)(v).
††	References above to “PC Software” versions of the Licensed Technology mean that the applicable Licensed Technology component is used as software for a general purpose personal computer (including laptop, tablet, or desktop), which general purpose personal computer both (i) is designed and marketed for operating a wide variety of productivity, entertainment, and/or other software applications from unrelated third party software vendors; and (ii) runs a general purpose consumer operating system such as Apple Macintosh OS X, or consumer versions of the Linux operating system, but not versions of such operating systems designed for computer servers or embedded systems, such as Monta Vista Linux Consumer Electronics Edition.

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

INTERIM PRODUCTS AND FINAL PRODUCTS TABLES

Interim Products Table

If COMPANY is creating Interim Product(s) that include Licensed Technology, COMPANY must identify each such Interim Product below along with the corresponding Licensed Technology Product Numbers used in each such Interim Product. Licensed Technology Product Numbers are obtained from the tables above.

At COMPANY’s option, for purposes of administrative convenience, COMPANY may designate Interim Product(s) by model line or series (e.g., “Jaguar model line”, “Jaguar Pro series”, “Jaguar Pro 750 model line”, “Jaguar Pro 950 series”, etc.). Interim Product(s) defined by model line or series shall include all present models which include the designated model line or series name, (e.g., “Jaguar Pro model line” includes Jaguar Pro, Jaguar Pro 950, Jaguar Pro S, etc.; “Jaguar series” includes Jaguar, Jaguar Pro, Jaguar Pro 950, Jaguar S400, etc.; “Jaguar Pro 950 series” includes Jaguar Pro 950, Jaguar Pro 955, etc.). By definition, all Interim Product(s) in a line or series must contain all of the exact same Licensed Technology Product Numbers.

COMPANY may elect to include as Interim Product(s) new products or models which comply with all of the terms and conditions of this Agreement by notifying MS of any such new product(s) of model(s) when COMPANY submits its royalty report for the reporting period in which each such new model is first distributed with Licensed Technology.

Interim Product Name/Model Number	Description	Licensed Technology Product Numbers

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

FINAL PRODUCTS TABLE

If COMPANY is creating Final Product(s) that include Licensed Technology, COMPANY must identify each such Final Product below along with the corresponding Licensed Technology Product Numbers used in each such Final Product. Licensed Technology Product Numbers are obtained from the tables above.

At COMPANY’s option, for purposes of administrative convenience, COMPANY may designate Final Product(s) by model line or series (e.g., “Jaguar model line”, “Jaguar Pro series”, “Jaguar Pro 750 model line”, “Jaguar Pro 950 series”, etc.). Final Product(s) defined by model line or series shall include all present models which include the designated model line or series name, (e.g., “Jaguar Pro model line” includes Jaguar Pro, Jaguar Pro 950, Jaguar Pro S, etc.; “Jaguar series” includes Jaguar, Jaguar Pro, Jaguar Pro 950, Jaguar S400, etc.; “Jaguar Pro 950 series” includes Jaguar Pro 950, Jaguar Pro 955, etc.). By definition, all Final Product(s) in a line or series must contain all of the exact same Licensed Technology Product Numbers.

COMPANY may elect to include as Final Product(s) new products or models which comply with all of the terms and conditions of this Agreement by notifying MS of any such new product(s) or model(s) when COMPANY submits its royalty report for the reporting period in which each such new model is first distributed with Licensed Technology.

Final Product Name/Model Number	Description	Licensed Technology Product Numbers
DAV326	Consumer electronic devices	F44-00034

DAV398	Consumer electronic devices using MCS MLC3300	F44-00035

PA11	Consumer electronic devices using SigmaTel STMP3400	F44-00035

PA12	Consumer electronic devices using SigmaTel STMP3410	F44-00035

PA22	Consumer electronic devices using SigmaTel STMP3410	F44-00035

PA23	Consumer electronic devices using SigmaTel STMP3410	F44-00035

PA26	Consumer electronic devices using SigmaTel STMP3410	F44-00035

PA28	Consumer electronic devices using SigmaTel STMP3410	F44-00035

PA30	Consumer electronic devices using SigmaTel STMP3410	F44-00035

PA31	Consumer electronic devices using SigmaTel STMP3410	F44-00035

PA32	Consumer electronic devices using SigmaTel STMP3410	F44-00035

PA33	Consumer electronic devices using SigmaTel STMP3410	F44-00035

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

COMPANY SUBSIDIARY SCHEDULE

MS and COMPANY authorize each Affiliate of COMPANY listed below (“COMPANY Subsidiary”) to exercise rights under this Agreement. By completing this Schedule, COMPANY agrees to the Additional Provisions set forth below.

Additional COMPANY Subsidiaries may be added only by amendment of this Schedule. A legal entity that distributes Licensed Technology Binaries already contained in Final Product as received from COMPANY, or a COMPANY Subsidiary, is not required to be listed in this COMPANY Subsidiary Schedule.

ADDITIONAL PROVISIONS

(a) A COMPANY Affiliate may not exercise any rights or receive any confidential information from COMPANY under the Agreement until thirty (30) days after it has delivered to MS in writing at the address in the Windows Media Notices section of the Addresses Schedule, a signed COMPANY Subsidiary Agreement in the form indicated in Attachment 1 to this COMPANY Subsidiary Schedule.

(b) Each COMPANY Subsidiary’s exercise of rights under the Agreement shall be subject to all terms and conditions set forth in the Agreement, including without limitation, the obligations set forth in the General Terms and Conditions Section 12. COMPANY irrevocably and unconditionally guarantees the compliance of each COMPANY Subsidiary with the Agreement, and shall be jointly and severally liable with each COMPANY Subsidiary for breach of the Agreement by such COMPANY Subsidiary. All remedies available to MS, including the ability to audit and obtain injunctive relief, shall apply to COMPANY Subsidiaries. COMPANY shall assist MS in enforcing its rights and remedies against COMPANY Subsidiaries.

(c) Licensed Technology shipments made by or for MS may be delivered only to locations owned or controlled by COMPANY or a COMPANY Subsidiary.

(d) COMPANY shall make consolidated royalty reports, royalty payments and other required reports on behalf of COMPANY and each COMPANY Subsidiary. Upon MS’ request, COMPANY shall provide royalty or other reports that specify information by COMPANY and each COMPANY Subsidiary.

(e) Royalties exclude any taxes, duties, fees, excises or tariffs imposed on any of COMPANY Subsidiary’s activities in connection with this Agreement. Such charges, taxes, duties, fees, excises or tariffs, if any, shall be paid by COMPANY or COMPANY Subsidiary in accordance with General Terms and Conditions Section 3(i).

(f) The rights or obligations of each COMPANY Subsidiary shall not be assigned or sublicensed by such COMPANY Subsidiary (by contract, merger, operation of law, or otherwise).

(g) In addition to the events of noncompliance described in the General Terms and Conditions Section 14 (Noncompliance and Cancellation), MS may suspend, cancel or terminate this Agreement as to COMPANY or any COMPANY Subsidiary upon any material default or continuing default by COMPANY or any COMPANY Subsidiary under this Agreement in accordance with General Terms and Conditions Section 14.

(h) Upon expiration, cancellation or termination of this Agreement, each COMPANY Subsidiary may retain three (3) units of each Licensed Technology Binaries for support purposes only.

(i) COMPANY’s obligations set forth in General Terms and Conditions Section 9 (Audit) shall extend to maintenance on COMPANY premises of copies of corresponding COMPANY Subsidiary records and books of account or to moving all such copies to a single location agreeable to MS in the event of an audit instituted pursuant to such Section 9. MS’ rights set forth in General Terms and Conditions Section 9 (Audit) shall extend in full to COMPANY Subsidiaries and COMPANY shall assist MS and take any necessary control actions to enable MS to exercise such rights.

(j) MS reserves all other applicable rights under law with respect to COMPANY Subsidiaries.

(k) If COMPANY elects to pay royalties on an Annual Fee basis for a particular Licensed Technology component as provided in Section 3(c) of the General Terms and Conditions, COMPANY’s payment of the Annual Fee covers distributions by all COMPANY Subsidiaries of Final Products containing such Licensed Technology component.

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

ATTACHMENT 1 TO

COMPANY SUBSIDIARY SCHEDULE

(Sample Form)

[To be printed on COMPANY Subsidiary’s Letterhead]

<<INSERT DATE THIS LETTER IS EXECUTED BY COMPANY SUBSIDIARY>>

Microsoft Licensing, GP

6100 Neil Road

Reno, NV 89511

Attn: OEM Contracts

To Whom It May Concern:

For good and valuable consideration, A-MAX TECHNOLOGY CO. LTD., a corporation of Hong Kong (“COMPANY Subsidiary”) hereby covenants and agrees with Microsoft Licensing, GP, a Nevada U.S.A. general partnership (“MS”) that COMPANY Subsidiary will comply with all obligations of A-MAX TECHNOLOGY CO. LTD., a corporation of Hong Kong (“COMPANY”) pursuant to the Windows Media Format Components Distribution License, dated June 1, 2004 between COMPANY and MS (MS Agreement No. 5131760124 (“Agreement”).

COMPANY Subsidiary acknowledges that its agreement herein is a condition for COMPANY Subsidiary to exercise any of the rights granted by COMPANY to COMPANY Subsidiary pursuant to the terms of the Agreement. COMPANY Subsidiary shall be jointly and severally liable to MS and its Suppliers for all obligations related to COMPANY Subsidiary’s exercise of license rights or receipt of confidential information under the Agreement, including but not limited to the payment of royalties for Licensed Technology.

Capitalized terms used herein and not otherwise defined shall have the same meaning as in the Agreement.

IN WITNESS WHEREOF, COMPANY Subsidiary has executed this letter as of the date specified above. All signed copies of this letter shall be deemed originals.

<<INSERT COMPANY SUBSIDIARY NAME>>

<<Signature>>

<<Name and Title of Signatory (Printed or Typed)>>

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

PDDRM RESTRICTIONS SCHEDULE

(1)	Captialized (sic) Terms set forth in this PDDRM Restriction Schedule are defined in the General Terms and Conditions, except as otherwise set forth below:

1.1 “Advanced Systems Format” or “ASF” means the current version of the extensible file storage format developed by or for MS or MSCORP for authoring, editing, archiving, distributing, streaming, playing, referencing, or otherwise manipulating Content, as used by the Windows Media technologies.

1.2 “ASF Content” means Content contained within ASF and optionally protected with DRM.

1.3 “Convert” means to remove the DRM protection from a Content file in a Windows Media Format (“ASF Content”) for any purpose not explicitly authorized by the DRM Flags of the license for that content, including but not limited to writing that unprotected DRM content to disk or to a network.

1.4 “DRM” means MS/MSCORP’S digital rights management system that enables creation and enforcement of business rules and license-based restrictions for Content.

1.5 “DRM Flag(s)” means the flag(s) describing license condition(s) for, and set by the creator or authorized licensor of, ASF Content protected with DRM as more fully described herein.

1.6 “Embedded System” means the COMPANY’s Interim Product and/or Final Product, as applicable, as listed in the Interim Products Table and/or Final Products Table.

1.7 “Material Security Problem” means a security breach in DRM, or a security breach attributable to COMPANY or to any Embedded System that is a violation of Section 2(k) of the General Terms and Conditions of this Agreement or any of the terms of this PDDRM Restrictions Schedule, or which otherwise defeats in any way the protective settings in the DRM Flags in licenses for ASF Content.

1.8 “PDDRM” or “Portable Device Digital Rights Management” means a component of the Licensed Technology that enables, in accordance with this Schedule, an Embedded System to use the portions of the Licensed Technology that manipulate ASF Content protected by DRM.

1.9 “Protected Content” means Content contained within ASF and explicitly protected with DRM.

1.10 “Storage Media” means any standalone or removable media device or card that can store Content including but not limited to flash-card, CD (including, without limitation, CD-R or CD-RW) or DVD (including, without limitation, DVD-RAM).

1.11 “Transcription” means the transformation of Content protection from DRM to an alternate form of digital rights management. This would be accomplished by extracting Protected Content from DRM into unprotected form, then transforming this Unprotected Content into the new protected form defined for the alternate digital rights management.

1.12 “Unprotected Content” means Content contained within ASF and not protected with DRM.

(2)	If the Embedded System reads ASF Content protected with PDDRM, it must adhere to the rights provided by the associated PDDRM license as defined in the table below. Where allowed by these rights, the Embedded System may play unencrypted uncompressed Content to analog audio outputs for speakers or earphones.

Bit-based rights for PD-DRM

Bit	Right	Settings
0x2	CHECK_NONSDMI_LIC	1 Allow playback on a portable device that is not SDMI compliant. 0 Do not allow playback on a portable device that is not SDMI compliant.

0x10	CHECK_SDMI_LIC	1 Allow playback only on SDMI compliant portable device. 0 Do not allow playback only on SDMI compliant portable device.

(3)	COMPANY will implement a serial number on each Embedded System. The serial number must be a minimum of 16 digits long and must be unique for each device. The Embedded System design must include this serial number in all PDDRM software interfaces which allow or require a serial number. This serial number must be implemented in such a way that it (i) reliably associates the same unique value with the same physical device, (ii) is not associated with field-replaceable hardware such that the serial number could be altered by swapping a hardware component, and (iii) cannot be altered by the end user. This serial number may be based on a unique per-device hardware identification number embedded in specific hardware on the device, such as an internal memory chip or a processor, provided that the resulting serial number meets the requirements specified above. If Company chooses to implement a serial number that is not directly embedded in hardware, the Embedded System design must generate a unique serial number for each device, persistently store the uniquely generated serial number and prevent the stored number from being altered by the end user. For the purposes of this Agreement, a serial number will be considered unique if the chance of another device sharing the same number can be shown to be less than 1 in 10,000.

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

(4)	The Embedded System will not allow Protected Content to be stored in unprotected form on a hard disk, long term memory, or other Storage Media.

(5)	COMPANY may utilize digital rights management technologies other than MS/MSCORP’s, provided, however, that the Embedded System will not allow Transcription of Protected Content from PDDRM into another form of digital rights management.

(6)	The Embedded System will provide no means (including but not limited to programming APIs, end-user selectable options, or purposeful or accidental placement of debugging or testing information in the Embedded Systems) for the enablement or disablement of the intended PDDRM functionality.

(7)	Failure of an Embedded System, as distributed by COMPANY, to abide by the rights issued in the ASF Content license constitutes a material violation of this Agreement.

(8)	MS and/or MSCORP may, during the Term, enhance the DRM features of the Licensed Technology, to eliminate potential security breaches and/or enhance PDDRM features (including case of use) with respect to PDDRM-protected ASF Content. COMPANY acknowledges that MS and/or MSCORP will provide those users who are ASF Content providers using various Windows Media rights management applications with the ability to set the minimum revision level (or minimum security level) for compatibility of PDDRM-protected ASF Content, and that Embedded Systems created using older versions of the Licensed Technology may not be fully compatible with such future ASF Content. MS will use commercially reasonable efforts to: (i) provide COMPANY with updates to PDDRM that correct security breaches, though such updates may require COMPANY to agree to additional or alternative terms and conditions than that set forth in this Agreement; and (ii) notify COMPANY of any actual security breaches in PDDRM which in MS’s sole and reasonable judgment would affect the Embedded System.

(9)	Notwithstanding anything to the contrary in the General Terms and Conditions of this Agreement or this PDDRM Restrictions Schedule, IT MS provides COMPANY with updates or Supplemental Code to the Licensed Technology which correct actual or potential security breaches, COMPANY will use commercially reasonable efforts to incorporate and/or make available to users of the Embedded Systems, through reasonable means (such as availability on a COMPANY web site), such updates or Supplemental Code of the Licensed Technology as part of and/or as updates or Supplemental Code to such Licensed Technology. COMPANY shall provide such updates or Supplemental Code to users within a commercially reasonable period of time (determined by the nature of such updates or Supplemental Code, but in no event more than ninety (90) days from the date COMPANY received such updates or Supplemental Code). Such updates or Supplemental Code may require COMPANY to agree to additional terms and conditions. If COMPANY does not make available to users of the Embedded Systems the necessary updates released by MS, COMPANY must immediately take reasonable efforts (such as COMPANY website posting or registered customers mailing) to make existing users aware that new content may no longer be playable on the device operated by the Embedded System due to the COMPANY’s decision.

(10)	Notwithstanding any provision of this Agreement, if COMPANY intentionally or negligently fails to correct any Material Security Problem(s) and MS has provided COMPANY with two (2) business days notice of such Material Security Problem and has delivered any appropriate PDDRM updates to COMPANY with respect to such security problem as of such notice, then MS or its authorized licensee or agent may, upon written notice at any time, terminate this Agreement.

(11)	COMPANY will use commercially reasonable efforts to design Embedded Systems to prevent users from tampering with the Licensed Technology or PDDRM. Further, COMPANY will not use, incorporate, or allow the execution of or enable any other software that modifies the behavior of the Embedded System in a manner which causes it to violate the conditions of this Schedule.

(12)	Upon the availability of a Windows Media DRM compliance program, COMPANY will use commercially reasonable efforts to meet compliance requirements in ninety (90) days from the date COMPANY received such information from MS for the shipment of all new products. At the option of COMPANY, COMPANY can meet compliance requirements for all existing products supporting DRM features using commercially reasonable means (such as firmware updates) during the same time period.

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

THIRD PARTY BRAND NAMES AND TRADEMARKS SCHEDULE

Notwithstanding anything to the contrary contained in the Agreement, Interim Products and Final Products distributed by COMPANY or its Channel Entities may be marketed, licensed, or distributed by a third party under brand names and trademarks which do not include COMPANY’s name, provided that such third party brand names, trademarks and model names used for such Interim Products and Final Products are listed below.

COMPANY’s royalty report shall include a separate reporting of the number of units of each Interim Product and Final Product distributed under each third party brand name or trademark.

Licensed Technology Component Name and Version	Brand Names & Trademarks	Interim Product/Final Product	Model Name Used by Third Party
WM Audio Decode	Coby	Final	MPC440
WM Audio Decode	Coby	Final	MPC640
WM Audio Decode	Coby	Final	MP-C840
WM Audio Decode	Hyundai	Final	PA32
WM Audio Decode	Lenoxx	Final	MP-50
WM Audio Decode	Maxfield	Final	MAX-P-03
WM Audio Decode	Medion – Pro2	Final	MD40838
WM Audio Decode	Medion – Life	Final	MD41150; MD41151; MD41936; MD41986
WM Audio Decode	Medion	Final	MD41393; MD41531; MD41722
WM Audio Decode	Medion – Micromaxx	Final	MD41962
WM Audio Decode	NEC / PackardBell	Final	Audio Key 2
WM Audio Decode	NEC / PackardBell	Final	Audio Key L
WM Audio Decode	Waitec	Final	RAP
WM Audio Decode	Waitec	Final	Fusion
WM Audio Decode	Yakumo	Final	Hypersound

1.
2.

Prior to any marketing or distribution by COMPANY or its Channel Entities of an Interim Products or Final Products under any third party brand name or trademark not listed on this Third Party Brand Names and Trademarks Schedule, COMPANY shall notify its Account Manager of any third party brand name or trademark that it proposes to add to this Third Party Brand Names and Trademarks Schedule. Provided the parties reach agreement regarding the third party brand name or trademark, (1) COMPANY and MS shall execute an amendment to add such third party brand name or trademark to this Third Party Brand Names and Trademarks Schedule; and (2) COMPANY shall inform the owner of such third party brand that it will need to execute a separate Plays Windows Media Logo License agreement with MSCORP prior to the distribution of any COMPANY Product. COMPANY hereby acknowledges and agrees that MS reserves the right to reject a proposed third party name or trademark and/or to execute a direct distribution license with the owner of such proposed third party name or trademark.

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

ADDRESSES SCHEDULE

SHIPPING AND BILLING

COMPANY “Ship To” Address COMPANY Name Diana Chan VP A-MAX TECHNOLOGY CO. LTD. 12/f Remington Centre 23 Hung To Road HONG KONG Telephone: 852 27986699 Fax: 852 27536226 E-mail: diana@amaxhk.com	COMPANY Billing Address COMPANY Name Diana Chan VP A-MAX TECHNOLOGY CO. LTD. 12/f Remington Centre 23 Hung To Road HONG KONG Telephone: 852 27986699 Fax: 852 27536226 E-mail: diana@amaxhk.com

COMPANY’s technical support phone number for Embedded Systems customers and end users: 852 27986699

PAYMENT AND REPORTING

Send Reports via Email to: Microsoft Licensing, GP OEM Accounting Services Email: WMReport@MICROSOFT.COM	Send Payments via Wire Transfer Only to: Microsoft Licensing, GP c/o Bank of America 1401 Elm Street Dallas, TX USA ABA # 11100001-2 SWIFT Code: BOFAUS3N Account # 3750891058
COMPANY shall include applicable MS invoice number(s) on all Payments

[Or to] such other address or account as MS may specify from time to time.

COMPANY Royalty Report Submitter address Diana Chan VP A-MAX TECHNOLOGY CO. LTD. 12/f Remington Centre 23 Hung To Road HONG KONG Telephone: 852 27986699 Fax: 852 27536226 E-mail: diana@amaxhk.com

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

GENERAL NOTICES

Any written notices related to this Agreement must be addressed to the contact and locations outlined below, or such other addresses as either party may hereafter specify in writing.

COMPANY Information Diana Chan VP A-MAX TECHNOLOGY CO. LTD. 12/f Remington Centre 23 Hung To Road HONG KONG Telephone: 852 27986699 Fax: 852 27536226 E-mail: diana@amaxhk.com	MS Information Microsoft Licensing, GP 6100 Neil Road Reno, NV 89511-1132 USA Attention: General Manager Phone Number: (1) 775-823-5600 Fax Number: (1) 775-826-0531

Copies of all COMPANY GENERAL NOTICES shall be sent to:

Microsoft Corporation

One Microsoft Way

Redmond, Washington USA 98052

Attention: Law and Corporate Affairs

Re: Microsoft Licensing, GP – OEM ESG Sales

With an additional copy to: Microsoft Corporation One Microsoft Way Redmond, Washington USA 98052 Attention: DMD Licensing Re: Windows Media Technology

WINDOWS MEDIA NOTICES
Microsoft Corporation
One Microsoft Way
Redmond, Washington USA 98052-6399
Attention: DMD Licensing
Re: Windows Media Technology

With an additional copy emailed to:
WMLA@microsoft.com

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

GENERAL TERMS AND CONDITIONS

THIS IS A LICENSE TO USE CERTAIN MS GENERAL-PURPOSE SOFTWARE. THE SOFTWARE IS NOT FAULT-TOLERANT, AND MAY CONTAIN SOFTWARE BUGS RELEVANT TO PERFORMANCE OF COMPANY’S     PRODUCT(S). COMPANY IS SOLELY RESPONSIBLE FOR DETERMINING THAT THE SOFTWARE IS SUITABLE FOR USE IN COMPANY’S PRODUCT(S) AND FOR CONFIGURING AND TESTING THE SOFTWARE FOR SUCH USE. SEE SECTIONS 4 AND 5.

1. DEFINITIONS.

(a) “Affiliate” means, with respect to any legally recognizable entity, any other such entity Controlling, Controlled by, or under common Control with such entity. “Control” means (i) ownership of fifty percent (50%) or more of the outstanding shares representing the right to vote for directors or other managing offices of such entity, or (ii) for an entity which does not have outstanding shares, fifty percent (50%) or more of the ownership interest representing the right to make decisions for such entity. An entity shall be deemed an Affiliate only so long as such Control exists.

(b) “Authorized OEM” means any entity who has licensed from MS the right to distribute modified versions of Licensed Technology as part of a Final Product as confirmed by MS via the procedures set forth in Section 2(n).

(c) “Confidential Information” means nonpublic information that either party designates as confidential or which, under the circumstances surrounding disclosure, ought to be treated as confidential. Confidential Information includes, without limitation any and all: (i) trade secrets relating to either party’s product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development, or know-how; and (ii) the Licensed Technology. “Confidential Information” does not include information that: (a) is or subsequently becomes generally available without the receiving party’s breach of any obligation owed to the disclosing party; (b) is or subsequently becomes known to the receiving party from a source other than the disclosing party and such disclosure does not result from any breach of an obligation of confidentiality owed with respect to such information; or (c) is independently developed by the receiving party without reference to any of the other party’s Confidential Information in any form.

(d) “Content” means digital audio (including, but not limited to, timeline-synchronized audio, music, voice and sounds), digital video, and other digital information including data and text (including, but not limited to, script command data and related metadata such as a song title or an artist’s name), animation, graphics, photographs, artwork, and combinations of any or all of the foregoing.

(e) “Developed Technology” means a final modified version of the Licensed Technology whether (a) developed by COMPANY under a Development Agreement; or (b) obtained by COMPANY from an Interim Product Provider as part of an Interim Product.

(f) “Final Product” means a software or hardware product in a final form with a fully developed user interface that is intended for distribution to end users (e.g. cellular phone, motor vehicle radio, portable digital music player or handheld Internet appliance, multimedia editing and authoring tools (even if such tools include an API to extend the functionality of such tool), etc.) and that (i) includes the Licensed Technology Binaries; and (ii) can store, play back, create, transcode and/or redistribute Content, including downloaded or streamed Content.

(g) “Foundry Product” means an Interim Product or Final Product which is either (i) designed by or for a third party without substantial input from COMPANY, and manufactured, reproduced, sold, leased, licensed or otherwise transferred from COMPANY to that third party (or to customers of, or as directed by, that third party) on essentially an exclusive basis; or (ii) designed, manufactured, reproduced, sold, leased, licensed or otherwise transferred through or by COMPANY to a third party (or to customers of, or as directed by, that third party) for the primary purpose of attempting to circumvent the terms of Section 12 that otherwise would apply to such Interim Product or Final Product if manufactured and licensed directly by such third party.

(h) “Interim Product” means a software or hardware product or digital signal processing chip (e.g. silicon implementation, reference design, software SDK, optical drive mechanism, etc.) that (i) includes the Licensed Technology Binaries; and (ii) is designed to be incorporated into or combined with a final, complete, end user-ready software or hardware product prior to distribution to end users.

(i) “Interim Product Provider” means an entity who has signed both (i) a Windows Media Format Components Source Development Agreement or other similar agreement as MS may designate from time to time, including but not limited to, a Windows Media Technologies Master Porting Agreement with MSCORP with an effective date prior to February 2, 2003 (“Development Agreement”), pursuant to which the Interim Product Provider has licensed the right to create Developed Technology; and (ii) a Windows Media Format Components Distribution License with MS or other similar agreement as MS may designate from time to time, including but to limited to, a Microsoft Integrated Circuit OEM License Agreement for Embedded Windows Media Technology with an effective date prior to February 2, 2003 (“Distribution Agreement”), pursuant to which the Interim Product Provider has licensed the right to distribute the Licensed Technology Binaries. Interim Product Provider also means MSCORP to the extent that MSCORP provides any object code versions of optimized Licensed Technology directly to COMPANY.

(j) “Licensed Technology” means the current version as of the Effective Date of the Windows Media software technologies identified as licensed in the Product and Royalty Schedule of this Agreement, and any compression algorithms, derived, inferred, or directly learned from the corresponding decompression algorithms of such Licensed Technology, any Supplemental Code, and any related documentation identified by MS as components of the Licensed Technology.

(k) “Licensed Technology Binaries” means a compiled, version of the Developed Technology.

(l) “Logo(s)” means any or all of the following trademarks owned by MSCORP for use with products incorporating the Licensed Technology, and any other brand names or trademarks as MSCORP may designate from time to time: Plays Windows Media, Windows Media Compatible, and HDCD.

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

(m) “MSCORP” means Microsoft Corporation, a corporation organized under the laws of the State of Washington, U.S.A. MSCORP is a general partner or the parent company of MS, as applicable.

(n) “Prototypes” means (i) a version of an Interim Product that is developed and or distributed by COMPANY free of charge solely for evaluation by an entity for possible inclusion into Final Products and that is not authorized for further distribution by COMPANY; or (ii) a version of a Final Product that is developed and/or distributed by COMPANY free of charge solely for non-commercial beta testing and press review purposes.

(o) “Royalty Reporting Guidelines” means the format and instructions for electronic submission of royalty reports to MS. MS reserves the right to reasonably modify the Royalty Reporting Guidelines with sixty (60) days notice.

(p) “Standard” means any technical specification that is promulgated by any standards development organization, consortium, trade association, special interest group, or like entity, for the purpose of widespread adoption. Solely by way of illustration, a Standard includes, but is not limited to, a technical specification promulgated by organizations like the ITU, IEC, 3GPP, W3C, IETF (various standard development organizations); Infiniband (various trade associations); UPnP (various consortia); USB, SALT Forum (various special interest groups), etc.

(q) “Supplemental Code” means software that MS may provide to COMPANY as a supplement to, or replacement of, any portion of Licensed Technology, including but not limited to bug fixes. To clarify, new versions of the Licensed Technology shall not be provided as Supplemental Code. Supplemental Code is subject to all terms and conditions of this Agreement. Any additional license rights or limitations related to the Supplemental Code will be described in a writing accompanying the Supplemental Code.

(r) “Suppliers” means MSCORP and other licensors or suppliers of Licensed Technology to MS.

2. LICENSE GRANT AND LIMITATIONS.

(a) If COMPANY is creating a Final Product, then subject to all terms and conditions of this Agreement, MS grants to COMPANY a non-exclusive, non-transferable, world-wide license to:

(i) reproduce, install and test the Licensed Technology Binaries on or into Final Product(s);

(ii) engage a third party installer to perform on behalf of COMPANY the actions described in Section 2(a)(i);

(iii) obtain the Licensed Technology Binaries on, in or with an Interim Product from an Interim Product Provider and reproduce and install such Licensed Technology Binaries on or into a Final Product; and

(iv) distribute to end users, directly or through COMPANY’s distributors, resellers, dealers and others in its distribution channels (each a “Channel Entity”), the Licensed Technology Binaries as an integrated part of a Final Product for further distribution by such Channel Entities to End Users and use by such End Users.

(b) If COMPANY is creating an Interim Product, then subject to all terms and conditions of this Agreement, MS grants to COMPANY a non-exclusive, world-wide royalty-free, license to:

(i) reproduce, install and test the Licensed Technology Binaries on or into Interim Product(s);

(ii) engage a third party installer to perform on behalf of COMPANY the actions described in Section 2(b)(i);

(iii) obtain the Licensed Technology Binaries on, in or with an Interim Product from an Interim Product Provider and reproduce and install such Licensed Technology Binaries on, into or with an Interim Product;

(iv) distribute Interim Products to Authorized OEMs solely for installation and distribution in Final Products, under such business terms negotiated between Authorized OEMs and COMPANY which are not inconsistent with the terms of this Agreement; and

(v) distribute the Licensed Technology Binaries to Channel Entities as part of an Interim Product solely for further distribution to Authorized OEMs; provided COMPANY agrees to be liable for any unauthorized distribution by any Channel Entity (other than an Authorized OEM) as if such unauthorized distribution was done by COMPANY directly.

(c) Except as expressly set forth in Sections 2(a)(ii) and 2(b)(ii) and the COMPANY Subsidiary Schedule, COMPANY shall not sublicense the rights granted hereunder to any third party. No COMPANY Subsidiary shall sublicense any of the rights granted to it hereunder.

(d) Except as set forth in Sections 2(a) and 2(b) above, COMPANY shall not distribute or make the Licensed Technology Binaries available through any other means or channel, except:

(i) COMPANY may distribute up to fifty (50) Prototypes to each of COMPANY’s business customers on a royalty-free basis solely for each such business customer’s internal evaluation purposes; provided that COMPANY takes reasonable steps, including but not limited to, imposing license restrictions on such business customer, to ensure that the Prototypes are not used in a commercially shipping product. For Prototypes which are cellular telephones, COMPANY may distribute five hundred (500) of such Prototypes to each of its carrier operators, solely for each such carrier operator’s testing of the Prototypes and such carrier operators’ network. In addition to compliance with the restrictions set forth elsewhere in Section 2, COMPANY agrees to the following conditions: (i) the Licensed Technology Binaries included in such Prototypes must not include any MS or MSCORP digital rights management features; and (ii) the Licensed Technology Binaries included in such Prototypes must contain the following statement in a prominent position on the physical housing of the device, the header files of the code, or in the accompanying documentation, as applicable: “This product includes technology owned by Microsoft Corporation and cannot be used or distributed without a license from Microsoft Licensing, GP.” COMPANY shall use commercially reasonable efforts in COMPANY’s industry to ensure that the creation and distribution of the Prototypes shall not in any way disclose or reveal the source code or trade secrets of the Licensed Technology or related Confidential Information of MS or its Suppliers. Notwithstanding the forgoing, COMPANY may distribute the Licensed Technology Binaries as part of such Prototypes; and

(ii) COMPANY may distribute directly to end users of Final Products, via web or normal service channels, an updated version of the Licensed Technology Binaries that is capable of executing only on the specific Final Product. Any update must contain substantial features and functionality in addition to the Licensed Technology Binaries provided as part of such update. COMPANY shall take commercially reasonable steps in COMPANY’s industry to protect any such update from any reverse engineering.

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

(e) COMPANY shall comply with any additional provisions set forth in the Product and Royalty Schedule(s) or other applicable schedules or attachments to this Agreement.

(f) To the extent reasonably requested by MS, COMPANY agrees to display a proprietary rights notice sufficient to protect MSCORP’s rights in the Licensed Technology. COMPANY shall not remove or obscure, and shall retain in copies of any Licensed Technology Binary, and copyright, trademark or patent notices.

(g) COMPANY shall not use any name or trademark confusingly similar to or undertake any other action that will interfere with or diminish MS’s or MSCORP’s right, title or interest in, any Licensed Technology trademark(s) or trade name(s), and will comply with reasonable guidelines provided by MSCORP from time to time for reference to, and use of, such Licensed Technology mark(s) or name(s). Furthermore, COMPANY shall not refer to the Licensed Technology Binaries in any manner which may create the appearance that COMPANY is the owner or developer of the Licensed Technology. For example, COMPANY shall not refer to the Licensed Technology Binaries as “COMPANY codec” or “COMPANY audio/video format.”

(h) COMPANY may use the Logo(s) subject to executing a separate logo license agreement with MSCORP containing the requirements and restrictions pertaining to the use and display the Logos in COMPANY’s materials or packaging or on Interim Products or Final Products.

(i)	(i) Except as required in Sections 2(f) and 2(g) above, Interim Products or Final Products, as applicable, shall be marketed, licensed, and distributed only under COMPANY’s and/or COMPANY ‘Subsidiaries’ brand names and trademarks, unless otherwise provided for in a Third Party Brand Names and Trademarks Schedule incorporated in this Agreement as of the Effective Date or subsequently added hereto by amendment.

(ii) COMPANY represents and warrants to MS that COMPANY will not list on a Third Party Brand Names and Trademarks Schedule, or use in association with an Interim Product or Final Product, any third party brand names, trademarks and model names that infringe any rights of MS, MSCORP, or any third party.

(j) COMPANY’s distribution rights under this License Agreement do not extend to any Foundry Product(s).

(k) Nothing in this Agreement grants COMPANY any right to and COMPANY shall not:

(i) use the Licensed Technology Binaries (or any Confidential Information contained therein) to design or develop new or different codec bit streams, media or file formats, protocols or other like technology;

(ii) use the Licensed Technology Binaries (or any Confidential Information contained therein) to design or develop any technology or product that intentionally generates codec bit streams, file formats or protocols that are altered or incompatible with those used in MSCORP’s current (as of the Effective Date) version of the Windows Media Player;

(iii) distribute the Licensed Technology Binaries as separate items from the Interim Products or Final Products, provided however, that Interim Product Providers may distribute the Licensed Technology Binaries on a CD ROM, if and only if the Licensed Technology Binaries are designed to work solely with COMPANY’s Interim Product;

(iv) reverse engineer, decompile or disassemble any Licensed Technology except as permitted by applicable law which cannot be waived by this subsection or by separate agreement by MS (e.g. under a Development Agreement). COMPANY acknowledges that information on interoperability of the Licensed Technology with other products is readily available. COMPANY shall use commercially reasonable efforts in COMPANY’s industry to design Interim Products and/or Final Products as applicable to prevent third parties from reverse engineering, decompiling or disassembling the Licensed Technology and to prevent end users from discovering the source code of any component of the underlying Licensed Technology;

(v) use the ASF Reader, ASF Writer, or Networking Protocols components of the Licensed Technology to design, develop or distribute any technology or product (including, without limitation, any Final Product or Interim Product) whose primary purpose is to distribute Content (including without limitation a cache, proxy, gateway or streaming server); or

(vi) make the Licensed Technology functionality included in the Licensed Technology Binaries available via an API, interface, or similar mechanism to any other software, application, or device other than the Final Product in which such Licensed Technology Binaries are included. In designing and developing Final Products, COMPANY shall ensure that the Licensed Technology functionality included in the Licensed Technology Binaries is not accessible by any software or device other than the Final Product in which such Licensed Technology Binaries are included.

(l) In the course of exercising its rights under this Agreement in connection with Channel Entities, COMPANY shall:

(i) Use commercially reasonable efforts to contractually prohibit all Channel Entities from marketing or quoting a price for the Licensed Technology Binaries separate from the Interim Product or Final Product, as applicable;

(ii) Use commercially reasonable efforts to contractually obligate all Channel Entities to comply with reasonable guidelines provided by MSCORP from time to time for reference to, and use of, Licensed Technology name(s) or Logos and deliver, if applicable, any required documentation or materials together with each Interim Product and Final Product; and

(iii) Promptly discontinue distribution of Licensed Technology Binaries to any Channel Entity which does not comply with this Section 2, and shall cooperate with MS in investigating instances of distribution of Licensed Technology Binaries in violation of this Section 2.

(m) When COMPANY is creating a Final Product:

(i) MS does not license to COMPANY any rights with respect to any portion of Interim Products, Licensed Technology Binaries, or any Developed Technology, other than the Licensed Technology as embodied in Licensed Technology Binaries. All other intellectual property in Interim Products (if any) included in COMPANY’s Final Product or Licensed Technology Binaries must be licensed by COMPANY directly from the applicable Interim Product Provider;

(ii) MS has not tested, designed or otherwise participated in the creation of any Interim Products, Licensed Technology Binaries, or any Developed Technology, other than through the provision of the underlying Licensed Technology to Interim Product Providers;

(iii) MS does not in any way warrant, guarantee or assume any responsibility, liability or other undertaking with respect to

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

Interim Products, Licensed Technology Binaries, or any Developed Technology, including the Licensed Technology Binaries incorporated therein;

(iv) MS is not in any manner responsible or liable to COMPANY or to any third party with respect to the actions or behavior of Interim Product Providers; and

(v) COMPANY shall place the following statement in a prominent position on the physical housing of the Final Product, the header files of the code, or in the accompanying documentation, as applicable: “This product includes technology owned by Microsoft Corporation and under a license from Microsoft Licensing, GP. Use or distribution of such technology outside of this product is prohibited without a license from Microsoft Corporation and/or Microsoft Licensing, GP as applicable.”

(n) When COMPANY is creating an Interim Product:

(i) Prior to any distribution of Interim Products to any third party (“Potential Authorized OEM”), COMPANY shall check the list of Authorized OEMs made available by MS and/or MSCORP on a website designated for such purpose. If such Potential Authorized OEM is listed on the web site, such Potential Authorized OEM is an Authorized OEM and COMPANY may distribute Interim Products to such Authorized OEM. If such Potential Authorized OEM is not listed on the web site, COMPANY must submit to MS in writing at the address in the Windows Media Notices section of the Addresses Schedule in this Agreement in a form reasonably required by MS, a request for authorization to distribute Interim Products or Licensed Technology Binaries to such Potential Authorized OEM. MS will use commercially reasonable efforts to respond to such request to confirm the existence of a valid Distribution Agreement with such Potential Authorized OEM within thirty (30) days of receipt. MS will provide COMPANY with written notice indicating whether or not COMPANY’s selected Potential Authorized OEM is an Authorized OEM, in good standing, that has obtained from MS all rights necessary to distribute Licensed Technology Binaries. COMPANY may not exercise any of the license rights set forth in Section 2(b)(iv) with respect to such entity, or otherwise treat a Potential Authorized OEM as an Authorized OEM, unless and until COMPANY receives such written notice from MS;

(ii) In the event an Authorized OEM is in material breach of one or more of its agreements with MS (“Defaulting OEM”) during the Term of this Agreement, MS may provide COMPANY with written notice that such Defaulting OEM is no longer an Authorized OEM. Within thirty (30) business days of receiving such notice, COMPANY shall cease all distribution of Licensed Technology Binaries to such Defaulting OEM. If COMPANY’s Interim Product requires an Authorized OEM to install enabling software to make use of the Licensed Technology Binaries, COMPANY need only cease distribution of the separate software that enables the Licensed Technology. Notwithstanding the foregoing, COMPANY shall stop all distribution of digital rights management technology within five (5) business days;

(iii) All written agreements COMPANY enters into with Authorized OEMs for the distribution of Licensed Technology Binaries shall contain the following notice: “This product includes technology owned by Microsoft Corporation and cannot be used or distributed without a license from Microsoft Licensing, GP;”

(iv) COMPANY is not entitled to any third party beneficiary rights or status under any agreement between MS and/or MSCORP and an Authorized OEM; and

(v) COMPANY shall place the following statement in a prominent position on the physical housing of each Interim Product, the header files of the code, or in the accompanying documentation, as applicable: “This product includes technology owned by Microsoft Corporation and cannot be used or distributed without a license from Microsoft Licensing, GP.”

(o) COMPANY IS EXPRESSLY PROHIBITED FROM MANUFACTURING, MARKETING OR DISTRIBUTING INTERIM PRODUCTS OR FINAL PRODUCTS THAT ARE DESIGNED TO USE LICENSED TECHNOLOGY IN THE OPERATION OF NUCLEAR FACILITIES, IN AIRCRAFT NAVIGATION, IN AIRCRAFT COMMUNICATION, IN AIRCRAFT FLIGHT CONTROL, IN AIRCRAFT AIR TRAFFIC CONTROL SYSTEMS, OR IN OTHER DEVICES OR SYSTEMS IN WHICH SERIOUS INJURY OR DEATH TO THE OPERATOR OF THE DEVICE OR SYSTEM, OR TO OTHERS DUE TO A MALFUNCTION (INCLUDING, WITHOUT LIMITATION, SOFTWARE RELATED DELAY OR FAILURE) COULD REASONABLY BE FORESEEN.

(p) COMPANY shall make no representation, or any express or implied warranty to third parties (including, without limitation, to any end users), on behalf of MS or MSCORP.

(q) COMPANY shall not distribute any Interim Product which includes Portable Device Digital Rights Management (“PDDRM”).

(r) COMPANY shall not distribute any Final Product which includes PDDRM, unless each Final Product complies with the requirements as described in PDDRM Restrictions Schedule, and any related test specifications, attached hereto, or as established by MS periodically during the Term.

(s) COMPANY hereby consents to MS and/or MSCORP listing (i) COMPANY as a license of the Licensed Technology at an appropriate MSCORP web page, as well as in marketing materials generated by or for MS or MSCORP; and (ii) those versions of Final Products and Interim Products that have passed the optional testing by MS or MSCORP at an appropriate MSCORP web page, as well as in marketing materials generated by or for MS or MSCORP.

(t) In creating Interim Products and/or Final Products, COMPANY shall not (i) create derivative works of the Licensed Technology in any manner that would cause the Licensed Technology, in whole or in part, to become subject to any of the terms of the Excluded License or (ii) distribute the Licensed Technology (or derivative works thereof including without limitation any Licensed Technology Binaries) in any manner that would cause any Licensed Technology component to become subject to any of the terms of the Excluded License. An “Excluded License” is any license that requires as a condition of use, modification and/or distribution of software subject to the Excluded License, that such software or other software combined and/or distributed with such software be (x) disclosed or distributed in source code form; (y) licensed for the purpose of making derivative works; or (z) redistributable at no charge.

(u) MS reserves all rights not expressly granted in this Agreement.

3. REPORTS AND PAYMENTS.

(a) Notwithstanding anything to the contrary herein, COMPANY is not obligated to pay any royalties under this Agreement for (1) the distribution of any Final Products distributed by COMPANY prior to January 1, 2004, or (2) the distribution of the Microsoft Windows Media Video Decoder and Encoder technology portion of Final Products distributed by COMPANY prior to January 1, 2005; provided however that COMPANY shall be responsible for the payment of royalties for any other Microsoft Windows Media Technologies contained in such Final Products, provided that such distribution is otherwise in compliance with all of the terms and conditions of this Agreement.

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

(b) Within thirty (30) days after the end of each calendar year (including after a partial initial calendar year and including after calendar year 2003, if applicable), and thirty (30) days after the cancellation or expiration date of this Agreement for the final full or partial calendar year, COMPANY shall complete and electronically submit a royalty report of any distribution of Licensed Technology Binaries, Interim Products and Final Products, in accordance with the then current Royalty Reporting Guidelines. Notwithstanding the foregoing, COMPANY has no obligation to report distributions of (i) “PC Software” versions of Final Products designed to run solely on a version of Microsoft’s Windows operating systems; or (ii) “Embedded” Final Products designed to operate on an embedded version of Microsoft’s Windows operating systems. COMPANY understands and agrees that MS may corroborate COMPANY’s entering of such product distribution with reports received from applicable Interim Product Providers or Authorized OEMs. MS may provide to such applicable Interim Product Providers or Authorized OEMs such information from, or reasonably redacted copies of, COMPANY’s royalty reports as may be necessary to confirm the payment obligations of COMPANY and/or such Interim Product Providers or Authorized OEMs; provided such Interim Product Providers or Authorized OEMs agree to maintain the confidentiality of the information contained in COMPANY’s royalty reports. Additionally, COMPANY acknowledges and agrees that applicable Interim Product Providers or Authorized OEMs may provide MS corroborating information relating to COMPANY’s use of Licensed Technology Binaries and Interim Products. COMPANY shall provide reasonable assistance to MS with respect to such corroboration efforts and shall not object to the reasonable transfer of information described above.

(c) If COMPANY distributes Final Products, COMPANY agrees to remit payment(s) to MS for each calendar year within ninety (90) days after the end of such calendar year, as specified in the Payment and Reporting section of the Addresses Schedule. COMPANY shall elect, in its sole discretion, upon execution of this Agreement to make such payments to MS equal to:

(i) the actual cumulative royalties applicable for each Licensed Technology Product Number, pursuant to the Product and Royalty Schedule of this Agreement (“Per Unit Royalties”). Per Unit Royalties shall be payable within ninety (90) days after the end of each calendar year (including after a partial initial calendar year and including after calendar year 2003, if applicable), and ninety (90) days after the cancellation or expiration date of this Agreement for the final full or partial calendar year at the applicable royalty rates set forth in the Product and Royalty Schedule(s) for each unit of Licensed Technology Binaries distributed by COMPANY either directly to end users or to Channel Entities during the applicable calendar year. No royalty shall accrue to MS for Final Products shipped to replace defective units, provided that COMPANY distributes such replacement Final Products directly to authorized users at no charge, except for COMPANY’s reasonable cost of materials and shipping and handling costs. Also no royalty shall accrue to MS for the first fifty thousand (50,000) units of Final Products distributed by COMPANY and COMPANY Subsidiaries combined per calendar year that contain Windows Media Video decoder component of Licensed Technology (whether the “Embedded” version or the “PC Software” version), provided that COMPANY reports such distributions as otherwise required hereunder, or

(ii) a single upfront lump sum payment for each calendar year, which enables COMPANY to ship unlimited quantities of a Licensed Technology component during the applicable calendar year (“Annual Fee”). The Annual Fee shall apply to distributions of Final Product in the calendar year following its payment and shall be due and payable upon COMPANY’s election of the Annual Fee.

Notwithstanding anything to the contrary, no royalty shall accrue to MS under this Agreement for the distribution of (i) “PC Software” versions of Final Products for computers running a validly licensed Microsoft Windows operating system or (ii) “Embedded” versions of Final Products for devices running a validly licensed embedded Microsoft Windows operating system.

(d) For each Licensed Technology component, COMPANY shall either elect to pay the Per Unit Royalties or the Annual Fee upon execution of this Agreement as noted on the Final Products Table and/or Interim Products Table on the applicable Product and Royalty Schedule. For example, COMPANY may elect to pay a Per Unit Royalty for one Licensed Technology component included in a Final Product and an Annual Fee for another Licensed Technology component in such same Final Product. COMPANY may switch its payment election(s) only when it submits its annual royalty report to MS as provided in Section 3(b). COMPANY may not switch from a Per Unit Royalty to an Annual Fee during any calendar year, even if the total royalties due on a Per Unit Royalty basis exceeds the Annual Fee for that Licensed Technology component. If the annual royalty report does not clearly state which payment model COMPANY elects, the model in effect at the time the report is received will continue until COMPANY clearly elects otherwise in a subsequent annual report.

(e) If COMPANY distributes Interim Products the following provisions shall apply:

(i) COMPANY is not required to pay a license fee to MS; and

(ii) Interim Products may be distributed by COMPANY only to Authorized OEMs in accordance with the requirements of this Agreement.

(f) The lesser of (i), a ten percent (10%) annual charge, compounded monthly, or (ii) the highest interest rate permitted under applicable law will be assessed on all amounts that are past due.

(g) Per Unit Royalties exclude any taxes, duties, fees, excises or tariffs imposed on any of COMPANY’s activities in connection with this Agreement. Such charges, taxes, duties, fees, excises or tariffs, if any, shall be paid by COMPANY.

(h) If COMPANY distributes any Licensed Technology Binaries in violation of this Agreement, including, but not limited to, distribution to a non-Authorized OEM, then MS, without limiting its remedies, may demand and COMPANY agrees to pay MS (i) the greater of the applicable Per Unit Royalty specified in this Agreement, if any, or the applicable Annual Fee for each such Licensed Technology component; (ii) an additional royalty equal to thirty percent (30%) of the highest standard Per Unit Royalty or Annual Fee, whichever is greater, then charged by MS for each such Licensed Technology component; and (iii) all reasonable attorneys fees and costs incurred in connection with such violation. COMPANY acknowledges and agrees that MS and/or MSCORP may be irreparably harmed by the distribution of Licensed Technology Binaries in violation of this Agreement, including, but not limited to, distribution to a non-Authorized OEM and, as a result, may seek injunctive relief to prevent such improper distribution. If COMPANY distributes Interim Products, COMPANY will pay one hundred thirty percent (130%) of the highest standard Per Unit Royalty then charged by MS for such Licensed Technology component. COMPANY shall pay any amounts required under this Section 3(h) within thirty (30) days of receipt of MS’ invoice.

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

(i) If COMPANY is required by any non-U.S.A. government to withhold income taxes on payments to MS, then COMPANY may deduct such taxes from the amount owed MS and shall pay them to the appropriate tax authority, provided that COMPANY delivers to MS an official receipt for any such taxes withheld or other documents necessary to enable MS to claim a U.S.A. Foreign Tax Credit within a reasonable amount of time not to exceed thirty (30) days from COMPANY’s receipt of such notice from the non-U.S.A. government. COMPANY shall make certain that any taxes withheld are minimized to the extent permitted by applicable law. If COMPANY does not deliver such documents to Microsoft in the reasonable time period identified above, COMPANY agrees to pay MS the amounts due by MS in such receipts plus ten (10) percent.

(j) If COMPANY conducts business in the U.S.A. and qualifies for a state resale or other tax exempt certificate, then COMPANY shall provide MS with a copy of its U.S.A. state resale or other tax exempt certificate, if applicable, with this Agreement when it is returned for signature by MS.

4. NATURE OF LICENSED TECHNOLOGY; WARRANTIES; NO OTHER WARRANTIES.

(a) NOTICE REGARDING LICENSED TECHNOLOGY. The Licensed Technology is complex computer software. Performance of the Licensed Technology will vary depending upon many factors, including without limitation hardware platform, software interactions, and Interim Product and Final Product design and configuration. COMPANY acknowledges that software bugs may be identified when the Licensed Technology is used in COMPANY’s particular Interim Product and/or Final Product. COMPANY therefore accepts the responsibility of satisfying itself that Licensed Technology is suitable for use in COMPANY’s Interim Product and/or Final Product. This includes conducting adequate testing of COMPANY’s use of the Licensed Technology Binaries in Interim Products and Final Products. COMPANY agrees that it will implement for its use of Licensed Technology Binaries such measures as may be required by Section 5 below.

(b) WARRANTIES.

(i) Each of MS and COMPANY represents and warrants that it has the full power to enter into this Agreement.

(ii) COMPANY further represents and warrants that:

(A) it will comply with Section 2(t);

(B) it has legal authority to bind itself and COMPANY Entities (as defined in Section 12) to the provisions of Section 12; and

(C) neither it, nor the COMPANY Entities, have assigned a patent which otherwise would fall under the definition of Necessary Claims in anticipation of entering into this Agreement.

(c) NO OTHER WARRANTIES. LICENSED TECHNOLOGY IS PROVIDED “AS IS” AND WITH ALL FAULTS. THE ENTIRE RISK AS TO SATISFACTORY QUALITY, PERFORMANCE, ACCURACY, AND EFFORT IS WITH COMPANY. MS AND ITS SUPPLIERS DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. MS AND ITS SUPPLIERS ALSO DISCLAIM ANY COMMON-LAW DUTIES RELATING TO ACCURACY OR LACK OF NEGLIGENCE. THERE IS NO WARRANTY AGAINST INTERFERENCE WITH COMPANY’S ENJOYMENT OF THE LICENSED TECHNOLOGY OR AGAINST INFRINGEMENT.

5. COMPANY’S DUTIES.

(a) COMPANY SHALL BE SOLELY RESPONSIBLE FOR DETERMINING THAT LICENSED TECHNOLOGY IS SUITABLE IN QUALITY AND PERFORMANCE FOR USE IN COMPANY’S INTERIM PRODUCT(S) AND/OR FINAL PRODUCT(S). BECAUSE LICENSED TECHNOLOGY IS NEITHER FAULT TOLERANT NOR FREE FROM ERRORS. CONFLICTS, INTERRUPTS, ETC., COMPANY AGREES THAT ITS TESTING WILL INCLUDE FAILURE MODE AND EFFECTS ANALYSIS. COMPANY SHALL IMPLEMENT SUCH MEASURES OR PROTECTIONS AS ARE KNOWN IN COMPANY’S INDUSTRY TO PREVENT INJURY OR LOSS ARISING FROM FAILURE OF LICENSED TECHNOLOGY IN CONNECTION WITH FORESEEABLE USES OF COMPANY’S INTERIM PRODUCT(S) AND FINAL PRODUCT(S). AS BETWEEN COMPANY AND MS, COMPANY SHALL ALSO BE SOLELY RESPONSIBLE FOR DETERMINING THE SUITABILITY OF AND FOR PROVIDING ANY NOTICES OR WARNINGS TO TRANSFEREES OR USERS OF COMPANY’S INTERIM PRODUCT(S) AND FINAL PRODUCT(S) OR OTHERS WHO MAY BE AFFECTED BY SUCH USE.

(b) COMPANY hereby agrees to indemnify and hold MS and its Suppliers harmless and, at MS or its Suppliers’ option, defend MS and its Suppliers, from any and all actions, causes of action, claims, demands, losses, liabilities, expenses and damages (including reasonable attorney fees) brought by a third party arising out of or in connection with (i) any features or attributes present in any Interim Product and/or Final Product created by COMPANY or a COMPANY Subsidiary (including without limitation any modifications to the Licensed Technology), not present in the Licensed Technology; (ii) any activity, action, inaction and/or failure of COMPANY, a COMPANY Subsidiary, a third party installer, or any Channel Entity to comply with the terms of this Agreement, including, without limitation, any and all unauthorized reproduction and/or distribution of any portion of the Licensed Technology; and (iii) any use by COMPANY, a COMPANY Subsidiary, or a Channel Entity of third party brand names, trademarks or model names (“COMPANY Indemnified Claims”). To clarify, Company Indemnified Claims shall not include Claims (as defined in Section 8(a) or other claims that the Licensed Technology infringes any third party intellectual property rights, as described in Section 8 below. COMPANY shall pay the amount of any adverse final judgment or settlement, and shall promptly reimburse MS and its Suppliers for any reasonable payment made or amount incurred by MS or its Suppliers for any liability, expense, damage or claim arising from a COMPANY Indemnified Claim. In the event that a third party claim involves an allegation that any of the Licensed Technology Binaries or any of Microsoft’s Windows Media technology infringes third party intellectual property rights, COMPANY will not undertake settlement negotiations involving the Licensed Technology with the third party claimant without MS approval (which shall not be arbitrarily withheld) and opportunity for MS to participate therein.

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

COMPANY’s obligations under this Section 5(b) shall be subject to the following conditions:

(i) MS must promptly notify COMPANY in writing of the Claim;

(ii) COMPANY shall have sole control over defense and/or settlement of the COMPANY Indemnified Claim, provided that such COMPANY Indemnified Claim does not involve the Licensed Technology, and that such settlement does not require MS or its Suppliers to make a payment to a third party; and

(iii) MS, or its Suppliers, shall provide COMPANY with reasonable assistance in the defense of the COMPANY Indemnified Claim.

6. DAMAGE EXCLUSIONS / LIMITATION OF LIABILITY / EXCLUSIVE REMEDY.

(a) LIMITATION OF AMOUNTS OF LIABILITY; EXCLUSIVE REMEDY. COMPANY agrees that total, cumulative liability of MS, Suppliers, and/or their respective officers, employees, and agents (collectively, “MS Representatives”) to COMPANY, whether in contract (including any provision of this Agreement), tort, or otherwise, for each Licensed Technology component, shall not exceed one hundred percent (100%) of the amount paid by COMPANY to MS for that Licensed Technology component during the six (6) years immediately preceding the date such liability or liabilities first accrued. For purposes of this section, “accrued” means the filing of a lawsuit or other judicial action against COMPANY for which MS owes an obligation to COMPANY. COMPANY’s exclusive remedy for any breach of this Agreement by MS or by MS Representatives will be the recovery of COMPANY’s direct damages incurred in reasonable reliance, limited to the foregoing amount. MS’ obligations in Section 8(a) with respect to the payment of adverse final judgments (or settlement to which MS consents) in connection with third party claims are subject to the limitation of liability in this Section 6(a), but MS’ obligations in Section 8(a) with respect to defending COMPANY against such claims are not subject to the limitations of liability in this Section 6(a).

(b) EXCLUSION OF CERTAIN DAMAGES AND LIMITATION OF TYPES OF LIABILITY, EXCEPT WITH RESPECT TO AMOUNTS PAYABLE TO THIRD PARTIES IN CONNECTION WITH THE PARTIES’ INDEMNITY OBLIGATIONS HEREUNDER, MISUSE OF THE OTHER PARTIES’ INTELLECTUAL PROPERTY, CONFIDENTIAL INFORMATION AND/OR AS PROHIBITED BY LAW, IN NO EVENT WILL EITHER PARTY OR ITS REPRESENTATIVES BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, LOST PROFITS, LOST REVENUE OR PUNITIVE DAMAGES, ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE LICENSED TECHNOLOGY, INTERIM PRODUCTS, AND/OR FINAL PRODUCTS. THE FOREGOING EXCLUSION AND LIMITATION LIMITATIONS APPLY EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IN THE EVENT OF FAULT, TORT (INCLUDING NEGLIGENCE), MISREPRESENTATION, STRICT OR PRODUCT LIABILITY. This exclusion and limitation shall apply even if any remedy fails of its essential purpose.

(c) RELEASE. COMPANY releases MS and MS Representatives from all liability in excess of the limitations set forth above.

7. LICENSED TECHNOLOGY SUPPORT.

(a) Except as provided in Section 2(m)(iii), this Agreement does not include technical support by MS to COMPANY, its Channel Entities or end users. Technical support for COMPANY may be available from MS, MSCORP, or an MSCORP subsidiary, pursuant to a separate agreement.

(b) COMPANY is solely responsible for end user and Channel Entity support, and shall advise end users and Channel Entities accordingly.

8. INTELLECTUAL PROPERTY INFRINGEMENT.

(a) MS agrees to defend COMPANY in a lawsuit or other judicial action, and pay the amount of any adverse final judgment (or settlement to which MS consents) from such lawsuit, judicial action, or similar proceeding, for any third party claim(s) that the Licensed Technology(s) infringe (y) any copyright or trademark rights enforceable in any Included Jurisdictions (defined in Section 8(c) below); or (z) any patent(s) issued and enforceable in the Included Jurisdictions (defined in Section 8(c) below as of the Effective Date other than patent(s) that are alleged to be infringed by an implementation of a Standard (separately and collectively, “Claim”). With regard to any Claim, MS’ obligations are subject to the following conditions:

(i) COMPANY must promptly notify MS in writing of the Claim;

(ii) MS shall have sole control over defense and/or settlement of the Claim, provided that MS will not enter into a settlement that requires COMPANY to make a payment to a third party without COMPANY’s consent, which shall not be unreasonably withheld;

(iii) COMPANY shall provide MS with reasonable assistance in the defense of the Claim;

(iv) MS’ obligations to defend and pay a patent Claim shall be limited to patent Claims wherein the Licensed Technology alone, without combination or modification, constitutes infringement (including direct or contributory infringement) of such patent Claim;

(v) Except as provided in the immediately following sentence, MS’ obligation to pay the amount of any adverse final judgment (or settlement to which MS consents) under this Section 8(a) is subject to the limitations set forth in Section 6(a) or Twenty-Five Thousand Dollars (US$25,000), whichever is greater. With respect to Claims solely relating to COMPANY’s distribution of the Licensed Technology in Interim Products, MS’ obligation to pay the amount of any adverse final judgment (or settlement to which MS consents) under this Section 8(a) is subject to the limitations set forth in Section 6(a) or Two Hundred Thousand Dollars (US$200,000.00), whichever is greater.

(b) In the event that MS is required to defend a lawsuit or other judicial action pursuant to Section 8(a) above and such lawsuit or other judicial action includes allegations (other than a Claim) with respect to non-MS technologies and products relating to or arising from COMPANY’s Interim Product(s) and/or Final Product(s), then COMPANY shall retain, at its sole expense, separate counsel to defend against such allegations; and agrees to reimburse MS for any and all attorney’s fees and costs incurred by MS with respect to defending against such allegations; provided that (i) MS must promptly notify COMPANY in writing of such claim; (ii) COMPANY shall have sole control over defense and/or settlement of such claim, provided that such claim does not involve the Licensed Technology, and that such settlement does not require MS or its Suppliers to make a payment to a third party; and (iii) MS, or its Suppliers, shall provide COMPANY with reasonable assistance in the defense of the COMPANY Indemnified Claim. Moreover, MS and its Suppliers shall have no liability for any intellectual property infringement claim (including a Claim) based on COMPANY’s manufacture, use, sale, offer for sale, importation or other disposition or promotion of any Licensed Technology Binaries or trademark after MS’ notice that COMPANY should cease manufacture, use, sale, offer for sale, importation or other disposition or promotion of such Licensed Technology Binaries or trademark due to such claim. COMPANY shall indemnify and defend MS and its Suppliers from and against all damages, costs and expenses, including reasonable attorney’s fees incurred due to COMPANY’s continued exercise of any license rights in the allegedly infringing Licensed Technology Binaries or trademarks after MS provides such notice.

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

(c) In addition to the obligations set forth in Section 8(a) above, if MS receives information concerning a Claim or potential Claim, MS may, at its expense, but without obligation to do so, undertake further actions such as:

(i) procuring for COMPANY such copyright, trademark or patent right(s) or license(s) as may be necessary to address the Claim, or

(ii) replacing or modifying the Licensed Technology or trademark to make it non-infringing (in which case COMPANY shall immediately cease distribution of the allegedly infringing Licensed Technology or use of the allegedly infringing trademark).

(d) With regard to any claim (other than a Claim) made against COMPANY that the Licensed Technology infringe any third party intellectual property rights, COMPANY shall promptly notify MS in writing of such claim. MS shall have no obligation to defend COMPANY or pay damages arising out of such claim. Notwithstanding the absence of any such obligation(s), MS reserves the option, in its sole discretion and at its expense, to assume at any time the defense of any such claim. In the event that MS assumes the defense of any such claim, (i) MS shall notify COMPANY in writing of that election; (ii) MS shall have sole control over defense and/or settlement of the claim; (iii) COMPANY shall provide MS with reasonable assistance in the defense of the claim; (iv) MS shall thereafter defend COMPANY against that claim; and (v) MS shall pay any adverse final judgment (or settlement to which MS consents) resulting from such claim not to exceed one hundred percent (100%) of the amount having actually been paid by COMPANY to MS for the Licensed Technology Binaries that COMPANY distributed into or put in use in the applicable country.

(e) Neither MS, nor its Suppliers, shall have any obligation to COMPANY for any copyright, trademark or patent Claims that arise outside the geographical boundaries of the Included Jurisdictions. “Included Jurisdictions” means Australia, Canada, the European Union, Japan, Norway, Switzerland and the United States.

9. AUDIT.

(a) During the Term of this Agreement and for three (3) years following the end of each year in which royalties are due hereunder, COMPANY shall keep at a single, readily accessible location all accounting, purchase, inventory, sales and other records relating to the acquisition, installation and distribution, or destruction of all Interim Products, Final Products and Licensed Technology Binaries (“Records”).

(b) In order to verify COMPANY’s compliance with this Agreement, MS may cause, one time per calendar year (unless a previous audit revealed a Material Discrepancy, as defined below), an audit to be made of COMPANY’s Records during regular business hours with five (5) days prior notice to COMPANY. Audits shall be conducted by an independent and internationally recognized certified public accountant selected by MS (other than on a contingent fee basis). MS will not audit the same Records more than once unless a previous audit revealed a Material Discrepancy, as defined below.

(c) COMPANY agrees to provide any audit team designated by MS access to all Records.

(d) The audit team shall only provide MS and/or MSCORP with information pertaining to royalties due under this Agreement, as well as the names of entities to whom COMPANY distributed Interim Products (if any).

(e) MS shall pay the costs of any audit unless the review discovers discrepancies that exceed five percent (5%) of the amount actually due by COMPANY during the time frame that was audited, or an intentional and material breach of any COMPANY obligations under this Agreement (“Material Discrepancy”). In the event of a Material Discrepancy, COMPANY shall pay MS, in addition to unpaid amounts due, the costs of the audit, plus interest equal to ten (10%) percent of the discrepancy or greatest amount permitted by applicable law.

(f) MS shall not conduct an audit relating to COMPANY’s distribution of Final Products for any period in which COMPANY has elected to pay the Annual Fee, unless MS reasonably believes that COMPANY is in breach of a material term or condition of this Agreement.

10. NONDISCLOSURE.

(a) Each party shall protect the other’s Confidential Information from unauthorized disclosure or dissemination and use no less than that degree of care which such party uses to protect its own like information, but no less than reasonable care. Neither party will use the other’s Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose the other’s Confidential Information to third parties without the prior written consent of the other party. Except as expressly provided in this Agreement, no ownership or license rights are granted in any Confidential Information.

(b) The parties’ obligations of confidentiality under this Agreement shall not be construed to limit either party’s right to independently develop or acquire products without use of the other party’s Confidential Information. Additionally, either party may disclose the other party’s Confidential Information in accordance with a judicial or other governmental order, provided that the party receiving the Confidential Information either (i) gives the other party reasonable notice prior to such disclosure to allow such party a reasonable opportunity to seek a protective order or equivalent, or (ii) obtains written assurance from the applicable judicial or governmental entity that it will afford the Confidential Information the highest level of protection afforded under applicable law or regulation. Notwithstanding the foregoing, the party receiving the Confidential Information shall not disclose any computer source code that contains the other party’s Confidential Information in accordance with a judicial or other governmental order unless it complies with the requirement set forth above.

(c) Further, either party shall be free to use for any purpose the Residuals resulting from access to or work with such Confidential

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

information, provided that such party maintains the confidentiality of the Confidential Information as provided herein. The term “Residuals” means information in non-tangible form, which may be retained in the minds of persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of Residuals. However, the foregoing shall not be deemed to grant to either party license under the other party’s copyrights or patents.

(d) Either party may, but is not obligated to, provide suggestions, comments, or other feedback (“Feedback”) to the other party with respect to Confidential Information provided originally by the other party. Both parties agree that all Feedback is and shall be given entirely voluntarily and, even if designated as confidential, shall not create any confidentiality obligation for the receiver of the Feedback. Both parties agree not to provide the other party with any Feedback that is subject to license terms that seek to require any disclosing party product, technology, service or documentation incorporating or derived from such Feedback, or any disclosing party intellectual property, to be licensed or otherwise shared with any third party. If a party desires to license any of its intellectual property rights to the other party, the disclosing party shall not provide the intellectual property rights to the other party as Feedback, but rather, the parties shall discuss the necessity of entering into a separate agreement.

(e) Notwithstanding the foregoing, MS or MSCORP shall be entitled to disclose certain COMPANY Confidential Information as set forth in Sections 2(s) and 3(b).

11. ASSIGNMENT.

(a) COMPANY may not assign this Agreement, or any rights or obligations hereunder, whether by operation of contract, law or otherwise, except with the express written consent of MS, which consent shall not be unreasonably withheld, and any attempted assignment by COMPANY in violation of this Section is void. For purposes of this Agreement, an “assignment” by COMPANY is deemed to include, without limitation, each of the following: (i) a change in beneficial ownership of COMPANY of greater than twenty percent (20%) (whether in a single transaction or series of transactions) if COMPANY is a partnership, trust, limited liability company or other like entity; (ii) a merger of COMPANY with another party, whether or not COMPANY is the surviving entity; (iii) the acquisition of more than twenty percent (20%) of any class of COMPANY voting stock (or any class of non-voting security convertible into voting stock) by another party (whether in a single transaction or series of transactions); and (iv) the sale or other transaction of more than fifty percent (50%) of COMPANY’s assets (whether in a single transaction or series of transactions). In the event of such assignment or attempted assignment by COMPANY, MS may, but is not obligated to, immediately terminate this Agreement.

(b) On or after August 1, 2004, this Agreement may be assigned by MS to a direct or indirect wholly owned subsidiary of MSCORP. MS shall provide COMPANY with notice of such assignment, provided, however, that failure to provide notice shall not affect the effectiveness of any such assignment. From and after such assignment, all references to “MS” contained in this Agreement shall refer to the assignee identified in the applicable assignment notice to COMPANY, and all references to “Suppliers” shall include Microsoft Licensing, GP.

12. PATENT LICENSE.

As partial, material consideration for the rights granted to COMPANY under this Agreement:

(a) COMPANY, on behalf of itself and its Covered Entities, hereby grants to MS, MSCORP, and all other Microsoft Windows Media Licensees, a nonexclusive, nontransferable, non-sublicenseable, non-assignable, personal, worldwide license under its and their Necessary Claims to make, have made, use, import, offer to sell, sell and otherwise distribute directly or indirectly any products that include implementations of the Licensed Technology on fair and reasonable terms and conditions. For purposes of this Section 12(a) only, the fair and reasonable royalty rate for the aforementioned license granted by COMPANY is presumed to be equal to the percentage share of royalties payable pursuant to Section 3 of this Agreement for the distribution of the applicable Licensed Technology component which percentage share is equal to the percentage share (measured on a per patent basis) that COMPANY’s and its Covered Entities patents containing Necessary Claims bear towards collectively; (i) MSCORP’s patents containing Necessary Claims; (ii) COMPANY’s and its Covered Entities’ patents containing Necessary Claims, if any; and (iii) other Microsoft Windows Media Licensees’ patents containing Necessary Claims, if any. COMPANY agrees that any payment of such a fair and reasonable royalty for COMPANY’s and its Covered Entities’ Necessary Claims shall be solely from MSCORP on behalf of itself, MS and all other Microsoft Windows Media Licensees, and COMPANY and its Covered Entities agree not to seek such royalties from any other Microsoft Windows Media Licensee.

(b) COMPANY agrees that any transfer or assignment of a patent or patent application having COMPANY’s or its Covered Entities’ Necessary Claims to a third party or an Affiliate shall be subject to this Agreement and shall not affect the licenses granted herein. Any purported assignment or transfer of rights in derogation of the foregoing requirement shall be null and void.

(c) If MS, MSCORP, COMPANY or any of COMPANY’s Covered Entities (the “Sued Party”) is first sued for patent infringement by any entity, including a party hereto, on account of the manufacture, use, sale, offer for sale, importation or other disposition or promotion of the Sued Party’s implementation of the Licensed Technology, then the Sued Party may terminate all license grants and any other rights provided under this Agreement to such entity and its Covered Entities. Any such termination shall only be applicable against such entity and such entity’s Covered Entities.

(d) The following definitions apply with regard to this Section 12 only:

(i) “Covered Entities” means as to an entity; (i) any subsidiary under the Control of such entity (“Controlled Subsidiaries”); (ii) any Affiliates of such Controlled Subsidiaries to which such Controlled Subsidiaries routinely assign or transfer patents, or rights in patents, as a normal business practice; and (iii) any Affiliates of such entity to which such entity routinely assigns or transfers patents, or rights in patents, as a normal business practice.

(ii) “Necessary Claims” means any and all claim(s), but only such claim(s), of a patent or patent application that (a) are owned, controlled or sublicensable (without payment of royalties to an unaffiliated third party) now or at any future time; and (b) are necessarily infringed in connection with the use or implementation of the Licensed Technology. Notwithstanding the foregoing sentence, Necessary Claims do not include any claims; (i) to any enabling technologies that may be necessary to make or use any product or portion thereof that includes the Licensed Technology (e.g., enabling semiconductor

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

manufacturing technology, compiler technology, object oriented technology, operating system technology, protocols, programming interfaces, etc.); or (ii) covering the implementation of other specifications, technical documentation or technology merely referred to in the Licensed Technology; and

(iii) “Microsoft Windows Media Licensees” means any entity that executes a Distribution Agreement, a Development Agreement, or like agreement with MS or MSCORP.

13. TERM.

This Agreement shall be effective as of the Effective Date and will continue until December 31, 2012, unless terminated earlier in accordance with Section 14 (“Term”). Upon the expiration of the Term, this Agreement will automatically extend for a single additional period of five (5) years, unless either party provides the other with written notice of its intent not to renew this Agreement at least sixty (60) days prior to the expiration of the Term (the “Renewal Term”). MS reserves the right to make reasonable modifications to the terms and conditions of this Agreement including, but not limited to increasing the royalties for Licensed Technology during the Renewal Term; provided however, that in no event shall (i) such increase exceed twenty-five (25%) percent of the royalty in effect as of the Effective Date; and (ii) any such changes take effect until the Renewal Term.

14. NONCOMPLIANCE AND CANCELLATION.

(a) Either party may suspend performance and/or terminate this Agreement immediately upon written notice at any time if:

(i) The other party is in breach of any material warranty, term, condition or covenant of this Agreement, other than those contained in Sections 2(k); 2(q); 2(r); 2(t); 4(b); 5; 10 and 12 and fails to cure that breach within thirty (30) days after written notice thereof;

(ii) The other party is in material breach of Sections 2(k); 2(q); 2(r); 2(t); 4(b); 5; 10 and 12; or

(iii) Subject to applicable law, a party becomes insolvent, enters bankruptcy, reorganization, composition or other similar proceedings under applicable laws, whether voluntary or involuntary, or admits in writing its inability to pay its debts, or makes or attempts to make an assignment for the benefit of creditors. Such termination shall be effective upon notice to such party or as soon thereafter as is permitted by applicable law.

(b) MS may terminate this Agreement if COMPANY or any COMPANY Subsidiary:

(i) is in breach of any other Windows Media technologies-related agreement between COMPANY and MS or MSCORP and fails to cure that breach within thirty (30) days after written notice thereof;

(ii) fails to timely pay any amount due to MS or provide reports on more than two (2) occasions; or

(iii) manufactures or distributes any MS or MSCORP product which is not properly licensed under a valid agreement with MS, MSCORP or a licensee of MS or MSCORP.

(c) COMPANY may elect to terminate this Agreement at any time upon thirty (30) days prior written notice to MS.

(d) Cancellation or expiration of this Agreement automatically accelerates, without further notice, COMPANY’s obligation to pay all sums COMPANY contracted to pay under this Agreement within thirty (30) days of such cancellation.

(e) Upon cancellation or expiration of this Agreement, COMPANY shall cease distribution of all Licensed Technology Binaries and all of COMPANY’s and its COMPANY Subsidiaries’ license rights granted under this Agreement shall cease; provided, however, if COMPANY terminates this Agreement for MS’ uncured material breach (which does not involve MS’ intellectual property rights), COMPANY may, for a period of six (6) months, continue to distribute Interim Products and/or Final Products in order to deplete COMPANY’s existing inventory of Interim Products and/or Final Products containing the Licensed Technology Binaries as of the effective date of MS’ breach. Additionally, expiration or termination of this Agreement for any reason shall have no effect on (i) Authorized OEMs who (y) are not Affiliates of COMPANY; and (z) received Interim Product(s); or (ii) Channel Entities or end users who received Final Product(s) from COMPANY, and for which MS has received payment, prior to such expiration or termination.

(f) Sections 1, 2(k), 2(o), 2(p), 2(q), 2(t), 3 (as to royalties due but not yet paid), 4(c), 5, 6, 8(d), 9, 10, 12, 14(d), 14(e), 14(f), 15, 16, and 18 of this Agreement shall survive cancellation or expiration of this Agreement. Upon expiration, cancellation or termination of this Agreement, each COMPANY may retain three (3) units of each Licensed Technology Binaries for support purposes only.

15. NOTICES.

All notices, authorizations, and requests in connection with this Agreement shall be addressed as stated in the Addresses Schedule and shall be deemed received three (3) business days after they are (i) deposited in the U.S.A. mails, postage prepaid, certified or registered, return receipt requested; or (ii) sent by international air express courier, charges prepaid; or (iii) for email notices sent by MS to COMPANY regarding updates or changes to information or instructions sent via secured internet mail. COMPANY royalty reports submitted electronically pursuant to Section 3(b) of this Agreement shall be sent as stated in the Addresses Schedule or as otherwise provided in the then current Royalty Reporting Guidelines, and shall be deemed received on the day when submitted via secured internet mail.

16. CHOICE OF LAW; JURISDICTION AND VENUE; ATTORNEYS FEES.

This Agreement shall be construed and controlled by the laws of the State of Washington. Venue over all disputes arising under or related to this Agreement shall be in the state and federal courts within the State of Washington or the federal courts within the State of New York, but in either case Washington law shall apply. COMPANY waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on either party in the manner authorized by applicable law or court rule. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees, costs and other expenses.

17. GOVERNMENT REGULATIONS.

(a) COMPANY acknowledges that Licensed Technology is subject to U.S. export jurisdiction. COMPANY agrees to comply with all applicable international and national laws that apply to the Licensed Technology, including the U.S. Export Administration Regulations, as well as end-user, end-use, and destination restrictions issued by U.S. and other governments. For additional information, see http://www.microsoft.com/exporting/.

(b) All Licensed Technology provided to the U.S. Government pursuant to solicitations issued on or after December 1, 1995 is

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.

provided with the commercial license rights and restrictions described elsewhere herein. All Licensed Technology provided to the U.S. Government pursuant to solicitations issued prior to December 1, 1995 is provided with “Restricted Rights” as provided for in FAR, 48 CFR 55.227-14 (JUNE 1987) or DFAR, 48 CFR 252.227-7013 (OCT 1998), as applicable. COMPANY, COMPANY Subsidiaries and Channel Entities are responsible for ensuring Licensed Technology is transferred with the “Restricted Rights Notice” or “Restricted Rights Legend,” as required. All rights not expressly granted are reserved.

18. GENERAL.

(a) This Agreement does not constitute an offer by MS and it shall not be effective until signed by both COMPANY and MS. Upon execution by both COMPANY and MS, this Agreement, together with its schedules, shall constitute the entire agreement between them with respect to the subject matter thereof and merges all prior and contemporaneous communications. Except as otherwise expressly provided herein, this Agreement shall not be modified except by a written agreement signed on behalf of COMPANY and MS by their respective duly authorized representatives. Any statement appearing as a restrictive endorsement on a check or other document which purports to modify a right, obligation or liability of either party shall be of no force and effect.

(b) The terms of the schedules list on the signature page of this Agreement and any schedule added by the mutual consent of the parties following execution shall supersede any inconsistent terms contained in this Agreement.

(c) Neither the existence nor the terms of this Agreement shall be construed as creating a partnership, joint venture or agency relationship or as granting a franchise.

(d) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions and license for remaining Licensed Technology(s), as applicable, shall remain in full force and effect.

(e) No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent, and no waiver shall be effective unless made in a writing signed by an authorized representative of the waiving party.

(f) As used in this Agreement, “writing” or “written” means a non-electronic record or a facsimile.

(g) This Agreement is written only in the English language, which language will be controlling in all respects. All versions of this Agreement in any other language will be only for accommodation and will not be binding upon the parties. All communications to be made or given pursuant to this Agreement will be in the English language, except as may be required under applicable law.

(h) Except as provided in Sections 2 and 10, nothing in this Agreement will be construed as restricting COMPANY’s ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute for COMPANY, similar technology performing the same or similar functions as the Licensed Technology, or to market and distribute such similar technology in addition to, or in lieu of, the Licensed Technology, provided such technology does not infringe the intellectual property or proprietary rights of MS or its Suppliers.

CONFIDENTIAL

Windows Media Format Components Distribution License, #5131760124-8, dated June 1, 2004, between MICROSOFT CORPORATION and A-MAX TECHNOLOGY CO. LTD.